Exhibit 10.2

EXECUTION VERSION

ANHUI MEINENG STORE ENERGY CO., LTD.

ZBB POWERSAV HOLDINGS LTD.

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “License Agreement”) is made and entered into as of November 11, 2011 (“License Effective Date”), by and between ZBB POWERSAV HOLDINGS LTD., a Hong Kong limited liability company (“Hong Kong Holdco”), and ANHUI MEINENG STORE ENERGY CO., LTD., a Chinese limited liability company (the “Company”).  Hong Kong Holdco and the Company are referred to collectively herein as the “Parties” and individually as a “Party.”

STATEMENT OF PURPOSE

ZBB Energy Corporation, a Wisconsin corporation, (“ZBB Energy”) designs and manufactures ZBB Products (as defined below) and owns the related intellectual property therein.

ZBB Cayman Corporation, an Affiliate of ZBB Energy, is a member of Hong Kong Holdco.  Hong Kong Holdco is a member of, and joint venture partner in, the Company along with the other member, the China JV (as defined below).  Hong Kong Holdco and the China JV are parties to the JV Agreement (as defined below).

In conjunction with its indirect relationship with the Company through its Affiliates, ZBB Energy has licensed to Hong Kong Holdco certain intellectual property of ZBB Energy associated with the ZBB Products (as defined below), including its energy storage and power control technology, for the purposes of Hong Kong Holdco sublicensing such intellectual property to the Company.  This sublicense will enable the Company (i) to manufacture, have made, reproduce, distribute, offer to sell, sell and service certain ZBB Products in Greater China (as defined below); (ii) to incorporate that technology in the Company Products (as defined below; collectively with the ZBB Products, the “Products”) for manufacture and sale in Greater China and (iii) to provide certain support services in conjunction with the same.

The Parties desire to enter into this License Agreement for the purpose of setting forth the rights and obligations of the Parties with respect to the licensed intellectual property described above.

NOW THEREFORE, in consideration of the aforesaid Statement of Purpose, the mutual terms, provisions, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

1.1 For purposes of this License Agreement, the following capitalized terms have the respective meanings set forth below:

EXECUTION VERSION

“Business Day” means a day on which commercial banks in Shanghai, China generally are open to conduct their regular banking business.

“Business Plans” means, collectively, the (i) the initial business plan of the Company, covering the period running from the Effective Date through the end of the fifth full Fiscal Year after the Effective Date, as agreed upon by the JV Investors and adopted by the Board and (ii) any subsequent business plan of the Company, as approved by the Board pursuant to the terms of the JV Agreement, and in effect from time to time.

“Company Documents” means this License Agreement, the JV Agreement, the Business Plans, the Management Services Agreement, the R&D Agreement and the Articles of Association of the Company, as amended from time to time.

“Company Products” means authorized Company products designed, manufactured, distributed or sold by the Company that incorporate, in whole or in part, ZBB Products and/or related IPR.

“Greater China” means Mainland China, Hong Kong and Taiwan.

“Intellectual Property Rights” or “IPR” means all intellectual property and proprietary rights throughout the world, whether existing under statute or at common law or equity, now or hereafter in force or recognized, including: (a) trade secrets, trademarks, service marks, copyrights (including all other literary and author rights), patents, inventions, designs, logos and trade dress, moral rights, mask works, rights of personality, publicity, and privacy, rights in customer information, rights (if any) in domain names; (b) any application or right to apply for any of the rights referred to in clause (a); (c) all renewals, reissues, extensions, divisions, continuations, continuations in part, future equivalents, and restorations thereof, now or hereafter in force and effect; and (d) all rights or causes of action for infringement or misappropriation of any of the foregoing, including the right to collect and retain damages from those causes of action.

“JV Agreement” means that certain Joint Venture Agreement of the Company, of even date herewith, by and between (i) Hong Kong Holdco and (ii) Anhui Xindong Investment Management Co. Ltd. (the “China JV”), a Chinese limited liability company, each a “JV Investor”.

“Mainland China” means the People’s Republic of China, excluding Hong Kong and Macau.

“Management Services Agreement” means that certain Management Services Agreement, of even date herewith, by and between Hong Kong Holdco and the Company.

“Power Management Industry” means all industry sectors related to power supply management.

“R&D Agreement” means that certain Research and Development Agreement, of even date herewith, by and between (i) ZBB Energy and (ii) the Company.

EXECUTION VERSION

“Related Agreements” means (i) the JV Agreement, (ii) the Management Services Agreement and (iii) the R&D Agreement.

“Telecom Industry” means any and all industry sectors related to the telecommunications industry, including but not limited to: telephone, radio, television, internet, or other data (analog or digital) transmission goods and services, satellite goods and services, wired or wireless communication goods and services including local area networks and wide area networks, and any other similar goods and services.

“ZBB Products” means certain ZBB Energy product families, which are designated by Hong Kong Holdco on Exhibit A hereto, as may be amended by Hong Kong Holdco from time to time, and any related IPR.

1.2 Other Definitions.  Terms not otherwise defined, but used, herein that are defined in any Related Agreement shall have the same meaning as in such Related Agreement when used in this Agreement, unless the context otherwise requires.

2.	LICENSE.

2.1 Exclusive License.  Conditioned upon the Company’s full compliance with all of the terms herein and in the Related Agreements, including any Exhibits attached thereto, Hong Kong Holdco hereby grants to the Company an exclusive, non-assignable, non-transferable, non-sublicensable, royalty-free, limited license to the ZBB Products to manufacture, reproduce, distribute, offer to sell, sell, and service ZBB Products and to incorporate the same into the development, manufacture, distribution, and sale of the Company Products during the term of this License Agreement, all such uses being limited to the Power Management Industry in Mainland China.

2.2 Non-Exclusive License.  Conditioned upon the Company’s full compliance with all of the terms herein and in the Related Agreements, including any Exhibits attached thereto, Hong Kong Holdco hereby grants to the Company a non-exclusive, non-assignable, non-transferable, non-sublicensable, royalty-free, limited license to distribute, offer to sell, sell, and service ZBB Products and the Company Products, all such used being limited to the Power Management Industry in Hong Kong and Taiwan.

2.3 Trademarks.  Hong Kong Holdco hereby grants to the Company a non-assignable, non-transferable, non-sublicensable, royalty-free, limited license to use the ZBB trademarks as set forth in Exhibit A (“Trademarks”) in conjunction with the rights sublicensed in Sections 2.1 and 2.2.  All use of the Trademarks by the Company will inure to the benefit of Hong Kong Holdco.  The Company further agrees that the nature and quality of all goods distributed, offered for sale, or sold and services rendered by the Company in conjunction with the Trademarks will conform to the standards set by and be under the control of Hong Kong Holdco.

2.4 License Limitations.  In addition to the conditions set forth in Sections 2.1, 2.2, and 2.3, the licenses granted in Sections 2.1, 2.2, and 2.3 are expressly conditioned upon the Company’s compliance with the following terms and conditions:

EXECUTION VERSION

(a)
The Company will not manufacture, or have manufactured, the ZBB Products or the Company Products outside of Mainland China.  Such limitation extends to those geographical regions considered part of Greater China (i.e., Hong Kong and Taiwan).

(b)	The Company will not reverse engineer, decompile, modify or disassemble the ZBB Products in any way, except and only to the extent such activity is permitted by law notwithstanding this limitation.

(c)	The Company will use the Trademarks on all ZBB Products, the Company Products, and any other goods incorporating, in whole or in part, the ZBB Products.

(d)	The Company will only use the Trademarks on authorized ZBB Products, the Company Products, and other goods incorporating, in whole or in part, the ZBB Products.

(e)	The Company may not make any representations, warranties, or other commitments on behalf of Hong Kong Holdco to any third party.

(f)	The Company must comply with all obligations as set forth herein and any other Company Documents.

3.	TELECOM INDUSTRY FIRST RIGHT OF REFUSAL.

If Hong Kong Holdco receives notice from ZBB Energy that a third party has proposed to ZBB Energy a Commercially Feasible joint venture opportunity in the Telecom Industry within Greater China, Hong Kong Holdco will notify the Company of the same and provide a summary of the proposal as promptly as practicable.  Following receipt of such notice and summary from Hong Kong Holdco, the Company shall have ninety (90) days to propose to ZBB Energy a similar Commercially Feasible joint venture opportunity agreeable to ZBB Energy.  “Commercially Feasible” means a credible, commercially and technically feasible opportunity to qualify ZBB Products in the Telecom Industry in Greater China.  If the Company does not propose a Commercially Feasible joint opportunity to ZBB Energy or if the Company’s proposal is not acceptable to ZBB Energy, the Parties will amend this License Agreement in order to grant to the Company a non-exclusive, non-assignable, non-transferable, non-sublicensable, royalty-free limited license to the ZBB Products to manufacture, reproduce and distribute the ZBB Products and to incorporate the same into the development, manufacture and distribution of the Company Products during the term of this License Agreement in the Telecom Industry in Mainland China.

4.	INTELLECTUAL PROPERTY OWNERSHIP.

4.1 Independently Developed IPR.  Each Party will retain ownership of any and all IPR that the Party owned on or before the License Effective Date.  Additionally, any IPR developed on or after the License Effective Date by either Party independently, and without the use of any of the IPR of the other Party, will be owned solely by the developing Party (collectively, “Independently Developed IPR”).

EXECUTION VERSION

4.2 Newly Developed IP.  All IPR developed by Company and Hong Kong Holdco in any derivative works of, modifications of, or improvements to the ZBB Products or the Company Products under this Agreement will be solely owned by Company (subject to Hong Kong Holdco’s ownership of Independently Developed IPR), regardless of whether the IPR is developed solely by a Party or jointly by the Parties (“Newly Developed IP”).  Hong Kong Holdco hereby assigns to Company, all rights, title and interest in and to all Newly Developed IP.  At the Company’s sole expense, Hong Kong Holdco will execute and deliver all instruments and take all other action as may be requested by the Company to perfect or protect the Company’s rights in the Newly Developed IP.  At the Company’s sole expense, Hong Kong Holdco will cooperate with the Company in the filing and prosecution of any copyright or patent applications that the Company may elect to file on the Newly Developed IP or in inventions and designs relating to the Newly Developed IP.  To the maximum extent permitted by law, Hong Kong Holdco waives all moral rights in the Newly Developed IP.  The Company hereby grants to Hong Kong Holdco an exclusive, perpetual, royalty-free, sublicensable license to manufacture, have made, reproduce, distribute, offer to sell, sell, and service the Newly Developed IP in all industry sectors in any and all territories other than Greater China and in any and all industry sectors other than the Power Management Industry in Greater China.

4.3 No Other Rights.  Except as expressly granted in this License Agreement, the Company has no other rights in the ZBB Products.  Hong Kong Holdco is not obligated to provide the Company with (a) updates to the ZBB Products or (b) support for the ZBB Products.  All rights not expressly granted are reserved by and retained by Hong Kong Holdco.

5.	CONFIDENTIALITY.

Each Party (the "Receiving Party") undertakes to retain in confidence the terms of this License Agreement and all other non-public information, technology, materials and know-how of the other Party (“Disclosing Party”) disclosed or acquired by the Receiving Party pursuant to or in connection with this License Agreement that is either designated as proprietary and/or confidential or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided, that each Party may disclose the terms and conditions of this License Agreement to its immediate legal and financial consultants in the ordinary course of its business.  Neither Party may use any Confidential Information with respect to which it is the Receiving Party for any purpose other than to carry out the activities contemplated by this License Agreement.  Each Party agrees to use commercially reasonable efforts to protect Confidential Information of the other Party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature.  Each Party will also notify the other promptly in writing if such Party learns of any unauthorized use or disclosure of any Confidential Information that it has received from the other Party, and will cooperate in good faith to remedy the occurrence to the extent reasonably possible.  The restrictions set forth in this Section do not apply to any information that: (a) was known by the Receiving Party without obligation of confidentiality prior to disclosure thereof by the other Party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make the disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in that event, only to the extent required to be disclosed, and provided that the Disclosing Party is given the opportunity to review and redact the License Agreement prior to disclosure); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other Party.  Upon request of the Disclosing Party, the Receiving Party will return to the Disclosing Party all materials, in any medium, that contain or reveal all or any part of any Confidential Information of the Disclosing Party.  Each Party acknowledges that breach of this provision by it would result in irreparable harm to the other Party, for which money damages would be an insufficient remedy, and therefore that the other Party will be entitled to seek injunctive relief to enforce the provisions of this Section.

EXECUTION VERSION

6.	DISCLAIMER OF WARRANTIES.

THE ZBB PRODUCTS ARE PROVIDED TO THE COMPANY “AS IS” WITHOUT WARRANTY OF ANY KIND.  THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE ZBB PRODUCTS IS ASSUMED BY THE COMPANY.  HONG KONG HOLDCO DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES OF TITLE AND NONINFRINGEMENT, WITH RESPECT TO THE ZBB PRODUCTS.

7.	INDEMNITY.

7.1 Indemnity Obligation.  The Company will, at its sole expense, defend (upon request), indemnify and hold harmless Hong Kong Holdco and ZBB Energy, and their respective directors, officers, employees, agents, and independent contractors (collectively, "Indemnitees") from and against, and pay for, any and all judgments, liabilities, bona fide settlements, penalties, losses, costs, damages, and other expenses (including reasonable fees of attorneys and other professionals) arising out of or related to the use of the ZBB Products.

7.2 Right to Counsel; Payment.  Hong Kong Holdco and ZBB Energy will have the right to employ separate counsel, at such entity’s sole expense, and participate in the defense of any claim.  The Company will reimburse Hong Kong Holdco or ZBB Energy, as applicable, upon demand, for any payments made or loss suffered by any of the Indemnitees at any time, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of any claim, regarding any damages related to any claim under this Section.  The Company will not settle any claim or action on Hong Kong Holdco or ZBB Energy’s behalf without first obtaining Hong Kong Holdco or ZBB Energy’s written consent, as applicable.

8.	TERM.

8.1 Term.  This License Agreement shall commence on the License Effective Date and shall continue in full force and effect until the termination of this License Agreement by either Party as set forth below.

EXECUTION VERSION

8.2 Termination for Cause.  Either Party may terminate this License Agreement for an uncured Cause (as defined below) upon at least thirty (30) days prior written notice to the other Party.  If the subject Cause is not cured within such thirty (30) day period, then the Party providing notice may terminate this Agreement.  “Cause” means the material breach or default of the Party in the performance of the terms of this Agreement.

8.3 Termination for Bankruptcy.  If a Party is declared bankrupt or insolvent by a court of competent jurisdiction, or is dissolved or liquidated due to adverse financial conditions, the other Party may terminate this License Agreement upon at least thirty (30) days prior written notice to such Party.

8.4 Termination of the JV Agreement.  If the JV Agreement is terminated in accordance with the terms thereof, this License Agreement shall terminate automatically, effective immediately, without any further action by the Parties; provided, further for the avoidance of doubt, if Hong Kong Holdco exercises a buy or sell option pursuant to the terms of the JV Agreement, this License Agreement shall terminate automatically, effective immediately.

9.	EFFECTS OF TERMINATION.

The provisions of this License Agreement required to survive the termination of this License Agreement to carry out their full intent and purposes, including Sections 4, 5, 6, 7, 8 and 10 shall survive termination of this License Agreement either for the duration set forth in the applicable Section or, if no duration is specified, indefinitely.

10.	GOVERNING LAW; DISPUTE RESOLUTION.

10.1 Governing Law.  The validity, construction and enforceability of this License Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

10.2 Discussions and Arbitration.  The Parties will discuss and finally settle all disputes between them arising out of this License Agreement (including with respect to this Section 10), in accordance with the Domestic Arbitration Rules of Hong Kong International Arbitration Centre.  The Company shall at all times maintain authorized agents in each of the United States and Wuhu City, AnHui Province, the People’s Republic of China to receive, for and on its behalf service of any summons, complaint or other legal process.

11.	MISCELLANEOUS PROVISIONS.

11.1 Notices and Other Communications.  Any and all notices, requests, demands and other communications required by or otherwise contemplated to be made under this License Agreement or Applicable Law shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received; (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

EXECUTION VERSION

If to the Company:

ANHUI MEINENG STORE ENERGY SYSTEM CO., LTD.
No. 15 Yangmin Road (N)
Jiujiang Economic Development Zone
Wuhu Anhui  241007

If to Hong Kong Holdco:

Mr. Daniel A. Nordloh
ZBB PowerSav Holdings Limited
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051

with a copy (which copy shall not constitute notice) to:

Mr. Mark Busch and Mr. Eliab Erulkar
K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, North Carolina, USA 28202

or to such other address or facsimile number as a Party may specify to the other Party from time to time in writing.

11.2 Severability.  If any provision in this License Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this License Agreement which shall remain in full force and effect.  In such event, the Parties shall use their respective best efforts to negotiate in good faith a substitute, valid and enforceable provision or agreement that most nearly affects the Parties’ intent in entering into this License Agreement.

11.3 References to this License Agreement; Headings.  Unless otherwise indicated, references to sections and exhibits herein are to sections of, and exhibits to, this License Agreement.  Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this License Agreement as a whole, unless the context otherwise requires.  The subject headings of the sections of this License Agreement are for reference only, and shall not affect the construction or interpretation of any of the provisions of this License Agreement.

11.4 Further Assurances.  The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to carry out the provisions of this License Agreement.

11.5 No Waiver.  No waiver of any term or condition of this License Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this License Agreement and duly signed by the waiving Party.  The failure of a Party to enforce at any time any of the provisions of this License Agreement, or the failure to require at anytime performance by the other Party of any of the provisions of this License Agreement, shall in no way; be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

EXECUTION VERSION

11.6 Entire Agreement; Amendments.  The terms and conditions contained in this License Agreement and the Related Agreements (including the exhibits hereto and thereto) constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof and thereof.  No agreement or understanding amending this License Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this License Agreement and which is signed and delivered by duly authorized representatives of each Party.

11.7 Assignment.  No Party shall have the right to assign its rights or obligations under this License Agreement without the written consent of the other Party.  Any assignment or purported assignment not made in accordance with this Section shall be void and of no force and effect.  This License Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns.

11.8 No Agency.  The Parties are independent contractors.  Nothing contained herein or done in pursuit of this License Agreement shall be construed as establishing a partnership, joint venture or similar relationship between the Parties for any purpose whatsoever.

11.9 No Third Party Beneficiaries.  This License Agreement is made solely and specifically between and for the benefit of the Parties and their respective successors and assigns, and no other Person, unless express provision is made herein to the contrary, shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this License Agreement as a third party beneficiary or otherwise.

11.10 Incidental and Consequential Damages.  No Party will be liable to any other Party under any contract, negligence, strict liability or other theory for any indirect, incidental or consequential damages (including without limitation lost profits) with respect to a breach of this License Agreement.

11.11 Counterparts.  This License Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this License Agreement as of the License Effective Date.

“Hong Kong Holdco” ZBB PowerSav Holdings Limited	“Company” Anhui Meineng Store Energy Co., Ltd.
/s/ Dan Nordloh By: (Sign)	/s/ Bradley L. Hansen By: (Sign)
Dan Nordloh Name: (Print)	Bradley L. Hansen Name: (Print)
Title: Director	Title: CEO

[Signature Page - License Agreement]

EXHIBIT A

ANHUI MEINENG STORE ENERGY CO., LTD.

ZBB POWERSAV HOLDINGS LIMITED

LICENSE AGREEMENT

EXHIBIT A
ZBB PRODUCTS

1.           Energy Storage.

ZBB Version 3 Zinc Bromide Flow Battery / 50kWh Current Design

2.           Power Electronics.

ZBB Power & Energy Control Center (PECC) up to 250KW

ZBB TRADEMARKS